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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Part B of Amendment No. 3 to the Investment Company File Act No. 811-10019, on Form N-1A of our report on Master U.S. High Yield Trust dated May 16, 2002, appearing in the March 31, 2002 Annual Report of Merrill Lynch U.S. High Yield Fund, Inc.

/s/ Deloitte & Touche LLP

New York, New York
July 24, 2002